FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES THIRD QUARTER 2010 RESULTS

FORT WORTH, Texas, (November 10, 2010) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported third quarter 2010 net earnings of $1.0 million compared to $4.2 million reported for the third quarter of 2009.  Year to date, Hallmark reported net earnings of $6.9 million, compared to $15.3 million reported for the same period the prior year.  On a fully diluted basis, third quarter 2010 net earnings were $0.05 per share as compared to $0.20 per share for the third quarter of 2009.  Year to date, Hallmark reported net earnings of $0.34 per diluted share, compared to $0.73 reported for the same period the prior year.  Total revenues were $76.2 million for the third quarter 2010, up 6% from the $71.9 million reported for the third quarter of 2009.  Year to date total revenues were $227.7 million, up 7% from the $213.6 million reported for the same period the prior year.

Mark J. Morrison, President and Chief Executive Officer, said, “We missed our targeted combined ratio due to a combination of factors affecting incurred losses in each of our three largest business units. First, we experienced additional development in our Standard Commercial segment on the large property losses from two hailstorms in Montana. Second, even as our Specialty Commercial segment underwriters work hard to maintain underwriting and rate discipline in an ongoing soft market, we experienced increased volatility in our general liability, commercial automobile and aircraft hull lines of business. Finally, we increased our expected loss ratio for the current accident year in our Personal Lines business unit as continued geographic growth and product expansion drive a higher percentage of less seasoned business in the total mix of policies in force.  These factors resulted in a 102.3% combined ratio for the quarter.”

Mr. Morrison continued, “We continue to find relative strength in the personal lines market as commercial lines continue to experience a difficult underwriting environment. Our strategy of operating in diversified specialty markets provides us the opportunity to continue to seek profitable growth through geographic and product expansion in our Personal Segment, while maintaining underwriting discipline in our Standard and Specialty Commercial segments until soft market conditions in those markets subside. We recognize that this strategy will cause our Personal Segment loss ratio to increase in the near term given the very short-tailed nature of this business. However, we expect this ratio to trend back to the historical levels as these new markets mature. This notwithstanding, underwriting profits, as opposed to premium growth or market share, remains the key component of our strategy.

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share is up 4% year to date to $11.71 and is up 9% compared to the year ago quarter. Total cash, cash equivalents and investments have increased 11% year to date to $492 million, or approximately $24 per share. Total investment securities have increased 23% year to date to $404 million, contributing to growth in investment income and helping to offset the effect of lower market yields.  Investment income increased 16% to $4 million compared to the year ago quarter.  Cash flow from operations is $29 million year to date.  As of the quarter end, Hallmark continues to have a significant amount of cash and cash equivalents of $88 million.”

	Three Months Ended
	September 30,
	2010	2009	% Change
	($ in thousands, unaudited)
Produced premium (1)	$80,427	$70,797	14%
Gross premiums written	82,199	74,013	11%
Net premiums written	72,047	62,791	15%
Net premiums earned	70,406	64,238	10%
Investment income, net of expenses	4,036	3,467	16%
Net realized gain on investments	311	597	-48%
Total revenues	76,217	71,903	6%
Net earnings (2)	1,016	4,214	-76%
Net earnings per share - basic	$0.05	$0.20	-75%
Net earnings per share - diluted	$0.05	$0.20	-75%
Annualized return on average equity	1.7%	7.9%	-78%
Book value per share	$11.71	$10.79	9%
Cash flow from operations	$11,485	$16,913	-32%

	Nine Months Ended
	September 30,
	2010	2009	% Change
	($ in thousands, unaudited)
Produced premium (1)	$242,705	$222,447	9%
Gross premiums written	247,238	220,545	12%
Net premiums written	217,975	203,831	7%
Net premiums earned	207,369	185,987	11%
Investment income, net of expenses	10,513	11,203	-6%
Net realized gain on investments	5,757	1,116	416%
Total revenues	227,727	213,557	7%
Net earnings (2)	6,914	15,279	-55%
Net earnings per share - basic	$0.34	$0.73	-53%
Net earnings per share - diluted	$0.34	$0.73	-53%
Return on average equity	4.0%	10.3%	-61%
Book value per share	$11.71	$10.79	9%
Cash flow from operations	$28,934	$45,695	-37%

(1) Produced premium is a non-GAAP measurement that management uses to track total premium produced by Hallmark’s operations. Hallmark believes it is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue. Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

(2) Net earnings is net income attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three and nine months ended September 30, 2010, Hallmark’s total revenues were $76.2 million and $227.7 million, representing a 6% and 7% increase, respectively, from the $71.9 million and $213.6 million in total revenues for the same periods of 2009.  The increase in revenue for the three months ended September 30, 2010 was primarily attributable to increased production in its Personal Segment due to geographic expansion.  The increase in revenue for the nine months ended September 30, 2010 was also attributable to increased production in the Personal Segment due to geographic expansion, as well as increased retention of business in the E&S Commercial business unit, increased earned premium in the Excess & Umbrella business unit and gains realized on the investment portfolio. These increases in revenue were partially offset by reduced earned premium in the Standard Commercial Segment due to reduced premium production as a result of continued deterioration of the general economic environment in its major markets.

Hallmark reported net income attributable to Hallmark of $1.0 million and $6.9 million for the three and nine months ended September 30, 2010, respectively, which was $3.2 million and $8.4 million lower than the $4.2 million and $15.3 million net income attributable to Hallmark reported for the same periods of 2009.  On a diluted basis per share, net income was $0.05 and $0.34 per share for the three and nine months ended September 30, 2010, respectively, as compared to net income of $0.20 and $0.73 per share for the same periods in 2009.    The decrease in net income for the three and nine months ending September 30, 2010 was primarily due to increased loss and loss adjustment expenses from higher current accident year loss estimates, as well as unfavorable prior year loss development of $0.5 million and $7.0 million recognized during the three and nine months ended September 30, 2010, respectively, as compared to $1.7 million and $3.5 million unfavorable development recognized for the three and nine months ended September 30, 2009.  Partially offsetting the increased loss and loss adjustment expenses was the increase in revenue for the three and nine months ending September 30, 2010, as well as lower operating expenses due to lower production related expenses in the Standard Commercial, E&S Commercial and General Aviation business units and lower general and administrative costs in the Standard Commercial Segment as a result of ongoing cost reduction initiatives.

Hallmark's net loss ratio was 72.9% and 70.6%, respectively, for the three and nine months ended September 30, 2010 as compared to 63.2% and 62.1% for the same periods in 2009.  Hallmark's net expense ratio was 29.4% and 29.5%, respectively, for the three and nine months ended September 30, 2010 as compared to 31.0% and 30.8% for the same periods in 2009.  Hallmark’s net combined ratio was 102.3% and 100.1%, respectively, for the three and nine months ended September 30, 2010 as compared to 94.2% and 92.9% for the same periods in 2009.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)

	September 30	December 31
	2010	2009
	(unaudited)
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (cost; $353,659 in 2010 and $287,108 in 2009)	$360,238	$291,876
Equity securities, available-for-sale, at fair value (cost; $34,366 in 2010 and $27,251 in 2009)	44,025	35,801

Total investments	404,263	327,677

Cash and cash equivalents	81,984	112,270
Restricted cash and cash equivalents	5,991	5,458
Premiums receivable	52,288	46,635
Accounts receivable	2,958	3,377
Receivable for securities	7	-
Ceded unearned premiums	15,520	12,997
Reinsurance recoverable	19,684	10,008
Deferred policy acquisition costs	23,181	20,792
Goodwill	41,080	41,080
Intangible assets, net	26,124	28,873
Federal income tax recoverable	3,120	-
Prepaid expenses	1,733	923
Other assets	15,437	18,779

Total assets	$693,370	$628,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Note payable	$2,800	$2,800
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	223,828	184,662
Unearned premiums	138,218	125,089
Unearned revenue	140	191
Reinsurance balances payable	1,141	3,281
Accrued agent profit sharing	1,772	1,790
Accrued ceding commission payable	4,232	8,600
Pension liability	2,367	2,628
Deferred federal income taxes, net	1,366	942
Federal income tax payable	-	1,266
Payable for securities	11,609	19
Accounts payable and other accrued expenses	12,209	13,258

Total liabilities	456,384	401,228

Redeemable non-controlling interest	1,288	1,124

Stockholders' equity:
Common stock, $0.18 par value (authorized 33,333,333 shares in 2010 and 2009; issued 20,872,831 in 2010 and 2009)	3,757	3,757
Additional paid-in capital	121,589	121,016
Retained earnings	105,396	98,482
Accumulated other comprehensive income	10,218	8,589
Treasury stock, at cost (748,662 shares in 2010 and 757,828 in 2009)	(5,262)	(5,327)

Total stockholders' equity	235,698	226,517

	$693,370	$628,869

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

Gross premiums written	$82,199	$74,013	$247,238	$220,545
Ceded premiums written	(10,152)	(11,222)	(29,263)	(16,714)
Net premiums written	72,047	62,791	217,975	203,831
Change in unearned premiums	(1,641)	1,447	(10,606)	(17,844)
Net premiums earned	70,406	64,238	207,369	185,987

Investment income, net of expenses	4,036	3,467	10,513	11,203
Net realized gains	311	597	5,757	1,116
Finance charges	1,833	1,525	5,247	4,324
Commission and fees	(392)	2,018	(1,204)	10,834
Other income	23	58	45	93

Total revenues	76,217	71,903	227,727	213,557

Losses and loss adjustment expenses	51,293	40,579	146,449	115,552
Operating expenses	21,602	23,428	65,956	71,056
Interest expense	1,151	1,147	3,447	3,456
Amortization of intangible assets	917	916	2,749	2,412

Total expenses	74,963	66,070	218,601	192,476

Income before tax	1,254	5,833	9,126	21,081
Income tax expense	205	1,585	2,142	5,766
Net income	1,049	4,248	6,984	15,315
Less: Net income attributable to non-controlling interest	33	34	70	36

Net income attributable to Hallmark Financial Services, Inc.	$1,016	$4,214	$6,914	$15,279

Net income per share attributable to Hallmark Financial Services, Inc. common stockholders:
Basic	$0.05	$0.20	$0.34	$0.73
Diluted	$0.05	$0.20	$0.34	$0.73

Hallmark Financial Services, Inc.
Consolidated Segment Data
($ in thousands, unaudited)

	Three Months Ended September 30, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$15,586	$39,653	$25,188	$-	$80,427

Gross premiums written	15,586	41,425	25,188	-	82,199
Ceded premiums written	(1,147)	(8,915)	(90)	-	(10,152)
Net premiums written	14,439	32,510	25,098	-	72,047
Change in unearned premiums	1,626	(1,368)	(1,899)	-	(1,641)
Net premiums earned	16,065	31,142	23,199	-	70,406

Total revenues	17,211	32,892	25,418	696	76,217

Losses and loss adjustment expenses	12,183	20,788	18,322	-	51,293

Pre-tax income (loss), net of non-controlling interest	(234)	2,515	743	(1,803)	1,221

Net loss ratio (2)	75.8%	66.8%	79.0%		72.9%
Net expense ratio (2)	32.2%	30.1%	21.0%		29.4%
Net combined ratio (2)	108.0%	96.9%	100.0%		102.3%

	Three Months Ended September 30, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$17,309	$36,064	$17,424	$-	$70,797

Gross premiums written	17,309	39,280	17,424	-	74,013
Ceded premiums written	(1,144)	(10,078)	-	-	(11,222)
Net premiums written	16,165	29,202	17,424	-	62,791
Change in unearned premiums	1,627	92	(272)	-	1,447
Net premiums earned	17,792	29,294	17,152	-	64,238

Total revenues	19,569	32,346	18,735	1,253	71,903

Losses and loss adjustment expenses	11,425	17,641	11,513	-	40,579

Pre-tax income (loss), net of non-controlling interest	2,164	3,588	2,225	(2,178)	5,799

Net loss ratio (2)	64.2%	60.2%	67.1%		63.2%
Net expense ratio (2)	32.8%	29.8%	22.4%		31.0%
Net combined ratio (2)	97.0%	90.0%	89.5%		94.2%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

[2]
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.  During the second quarter of 2009 Hallmark changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data
($ in thousands, unaudited)

	Nine Months Ended September 30, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$52,487	$115,286	$74,932	$-	$242,705

Gross premiums written	52,475	119,831	74,932	-	247,238
Ceded premiums written	(3,092)	(26,062)	(109)	-	(29,263)
Net premiums written	49,383	93,769	74,823	-	217,975
Change in unearned premiums	200	(1,288)	(9,518)	-	(10,606)
Net premiums earned	49,583	92,481	65,305	-	207,369

Total revenues	52,510	97,503	71,386	6,328	227,727

Losses and loss adjustment expenses	39,451	58,415	48,583	-	146,449

Pre-tax income (loss), net of non-controlling interest	(3,043)	9,829	4,525	(2,255)	9,056

Net loss ratio (2)	79.6%	63.2%	74.4%		70.6%
Net expense ratio (2)	31.9%	29.2%	21.7%		29.5%
Net combined ratio (2)	111.5%	92.4%	96.1%		100.1%

	Nine Months Ended September 30, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$56,881	$110,598	$54,968	$-	$222,447

Gross premiums written	56,881	108,696	54,968	-	220,545
Ceded premiums written	(3,331)	(13,383)	-	-	(16,714)
Net premiums written	53,550	95,313	54,968	-	203,831
Change in unearned premiums	419	(13,692)	(4,571)	-	(17,844)
Net premiums earned	53,969	81,621	50,397	-	185,987

Total revenues	57,783	97,601	54,971	3,202	213,557

Losses and loss adjustment expenses	33,890	48,422	33,240	-	115,552

Pre-tax income (loss), net of non-controlling interest	5,987	14,280	7,738	(6,960)	21,045

Net loss ratio (2)	62.8%	59.3%	66.0%		62.1%
Net expense ratio (2)	32.4%	30.0%	21.4%		30.8%
Net combined ratio (2)	95.2%	89.3%	87.4%		92.9%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

[2]
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.  During the second quarter of 2009 Hallmark changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.